Exhibit 10.3

                                LICENSE AGREEMENT


     This Agreement is made and entered into as of November 2, 1999, ("Commencement Date") by and between CANAL+, a French societe anonyme organized under the laws of France, whose registered office is at 85/89, Quai Andre Citroen, France, ("CANAL+")

and

     ISES Corporation, an Iowa based company organized under the laws of Iowa, USA, whose registered office is at 2600 72nd St., Suite C, Des Moines, IA 50322, U.S.A., "Customer"),

collectively referred as the "Parties".

     WHEREAS, CANAL+ has developed a digital interactive TV operating environment and products called STUDIO + to provide application developers with means to offer applications on digital interactive TV networks licensed by CANAL+ under the MEDIAHIGHWAY technology, such applications using the JAVA(1) programming language, and

     WHEREAS, Customer as an application developer desires a license to make use of certain software of CANAL+, desires to purchase from CANAL+ certain hardware decoder with embedded specific debugging software as well as an STB simulator (hereafter "Hardware"), and desires to receive from CANAL+ technical support associated to the software.

     Based on the foregoing and for the consideration stated herein, the Parties agree as follows:

ARTICLE 1 - DEFINITIONS

1.1. "Designated Site" means Customers location specified in Exhibit A, which shall be the location of the designated Licenses Software.

1.2. "Designated Equipment" means the minimum hardware configuration specified in Exhibit A onto which the Licenses Software will be installed by Customer.

1.3. "Licensed Software" means the beta version software specified in Exhibit A currently available on DAT or CDROM, installed on the Designated Equipment and its documentation.

1.4. "Deliverables" means the Hardware as containing the embedded specific debugging software and Licensed Software specified in Exhibit A which are provided by CANAL+ to Customer.



----------
(1)  JAVA is a registered trademark of SUN MICROSYSTEMS INC.

1.5. "Licensed Operator" means these operators duly licensed by CANAL+ under CANAL+ interactive technology called MEDIAHIGHWAY.

1.6. "Update" means a modification of the Licensed Software that:

     (i) improves the manner in which the Licensed Software performs existing functions; or

     (ii) corrects defects in the Licenses Software.

1.7. "Upgrades" means a modification of the Licenses Software that enables the Licenses Software to provide services or functions it could not previously provide.

ARTICLE 2 - LICENSE AND PURCHASE

2.1. The Hardware included in STUDIO + is sold to Customer, and Customer may use or dispose of it as it sees fit. The Licensed Software is licensed to Customer subject to the terms hereof.

     The prices related to the Hardware and to the Licenses Software are set forth in Exhibit B.

2.2. CANAL+ reserves the right to change the prices stated in Exhibit B. In that case, these changes will not affect material and software already purchased or licensed. These changes shall solely affect any add-ons Deliverables to the Exhibit A or any new license agreement between Customer and CANAL+.

ARTICLE 3 - GRANT OF LICENSE

3.1. Subject to the conditions herein, CANAL+ hereby grants to Customer a non-transferable, non-exclusive, limited license to use the Licensed Software in machine readable form only on the Designated Equipment, or in an embedded form in the Hardware, at the Designated Site to create interactive applications to be offered by Customer solely to Licensed Operators. No license is granted for use of the Licenses Software on other equipment or hardware than the Designated Equipment or Hardware, or for any other purpose. No license, right or interest in any trademark, trade name or service mark of CANAL+ or any third party from whom CANAL+ may have acquired license rights is granted under this Agreement.

3.2. This Agreement, the Licensed Software and any other information provided by CANAL+ to Customer and any licenses and rights granted hereunder, may not be sold, leased, copied, assigned, sublicensed or otherwise transferred, in whole or in part, by Customer.

3.3. Customer  shall not alter,  modify,  or adapt the Licensed  Software or the
     software   embedded  in  the  Hardware,   including  but  not  limited  to,
     translating, decompiling, disassembling, or creating derivative works.

3.4. Customer recognizes and agrees that the applications developed from the Licensed Software have to be validated by the Licensed Operator prior to any broadcast.

ARTICLE 4 - DELIVERY, INSTALLATION AND RISK OF LOSS

4.1. CANAL+ shall deliver the Deliverables directly to Customer or to a common carrier, FOB the CANAL+ office. CANAL+ assumes all risks of losses or damage until delivery of the Deliverables to Customer or a common carrier, whichever shall occur first.

4.2. Customer shall be solely responsible for installation of the Licensed Software at the Designated Site, bearing in mind however that Customer shall request from CANAL+ the unique identifier unlocking the access to the Licensed Software.

ARTICLE 5 - SOFTWARE SUPPORT

5.1. Licensed Software support, available to Customer upon termination of the warranty period, shall be as follows:

     5.1.1. Licensed Software support shall include, exclusively:

          (i) corrective maintenance on defects and errors discovered in the Licensed Software;

          (ii) updates to the Licensed Software.

     5.1.2. Customer shall promptly identify, document and give CANAL+ notice of each discovered defect or error necessitating support services.

5.2. CANAL+'s obligation to provide support hereunder is expressly limited to the above description.

5.3. CANAL+ shall own any Upgrades to the Licensed Software. Any such Upgrades shall be subject to separate financial terms and conditions.

5.4. A Support line shall be available during the office hours of 09:00 hours to 17:00 hours, local French time, Mondays to Fridays (inclusive), except normal business holidays observed by CANAL+.

5.5. The financial terms and conditions of support are set forth in Exhibit B.

ARTICLE 6 - TERM AND TERMINATION

6.1. This Agreement shall commence on the Commencement Date and shall remain in force for a period of ninety (90) days from execution hereof, unless terminated in accordance with the provisions of this Article 6.

6.2. CANAL+ may terminate this Agreement upon immediate written notice, if Customer fails to comply with any material term or condition hereof. Customer may terminate this Agreement by returning the Licensed Software to CANAL+.

6.3. CANAL+ may terminate this Agreement upon written notice in the event that Customer is adjudicated bankrupt, files a voluntary petition in bankruptcy, makes an assignment for benefit of creditors or becomes unable to meet its obligations in the normal course of business as they fall due.

6.4. Upon the expiration of this Agreement for any reason, Customer shall immediately terminate use of the Licensed Software, and unless Customer purchases the Licensed Software within five (5) days, return it and any copies to CANAL+. In no event shall Customer be entitled to a refund of any monies paid under this Agreement upon termination of this Agreement.

ARTICLE 7 - CONFIDENTIALITY OF PROPRIETARY INFORMATION

7.1. Customer acknowledges that CANAL+ may disclose to Customer certain information, inventions, know how and trade secret ("Proprietary Information") concerning the Licensed Software that is confidential to CANAL+. All such Proprietary Information shall remain the sole propriety of CANAL+, whether or not marked as such by CANAL+, and Customer shall have no interest in or rights with respect to such Proprietary Information. Customer shall not reproduce, duplicate, distribute, disclose or otherwise disseminate the Proprietary Information to anyone; provided, however, that Customer may disclose the Proprietary Information to those employees of Customer who have a "need to know" for purposes of this Agreement, and provided further that Customer shall be able to maintain a backup or archival copy of the Licensed Software during the term of this Agreement.

7.2. The Licensed Software constitutes a valuable asset of CANAL+ and is to be considered Proprietary Information.

7.3. Customer shall protect and maintain the confidentiality of the Proprietary Information in at least the same manner it does for its own critical proprietary information.

7.4. Customer shall notify and inform its employees having access to the Proprietary Information of Customer's limitations, duties and obligations regarding non-disclosure and copying of the

     Proprietary Information. Proprietary Information shall be used only by employees of Customer and only at the Designated Site.

7.5. Notwithstanding any provisions herein concerning non-disclosure and non-use of the Proprietary Information, Customer shall have no obligation for disclosure or use of any such information which Customer can prove: (a) was already known to Customer prior to its disclosure by CANAL+, (b) is or become publicly known through non wrongful act of Customer, (c) is received from a third party without similar restriction and without breach of this Agreement, or (d) was independently developed by Customer.

7.6. Notwithstanding any termination pursuant to Article 6, the obligations set forth in this Article shall survive this Agreement for a period of ten (10) years.

ARTICLE 8 - WARRANTY AND DISCLAIMER OF WARRANTIES

8.1. CANAL+ warrants that the Hardware and the Licensed Software will substantially conform to the documentation, provided that it is used on the Designated Equipment, and or the Hardware, and with the operating system for which it was designed. CANAL+ also warrants that the optical or digital media on which the Licensed Software is distributed and the documentation are free from defects in materials and workmanship. These warranties extend only to Customer as the original licensee. CANAL+ will replace defective media or documentation or correct substantial software errors at no charge, provided Customer returns it within ninety (90) days of delivery. If CANAL+ is unable to replace defective media or documentation or correct substantial software errors, CANAL+ will refund the license fee of the defective product only. These are the sole remedies for any breach of warranty.

8.2. Other than specifically set forth in section 8.1 above, CANAL+ disclaims all warranties, express or implied, including all implied warranties or merchantability and fitness for a particular purpose or non-infringement, except as specified in this Agreement or where such disclaimers are held to be legally invalid. The Parties explicitly agree that, unless specifically referred to in this Agreement as a guarantee or warranty, no oral or written statement and nothing in this Agreement descriptions or any of the attached pages shall be construed or relied upon as an express or implied warranty.

ARTICLE 9 - LIMITATION OF LIABILITY

IN NO EVENT WILL CANAL+ BE LIABLE FOR ANY LOST REVENUE, PROFIT OR DATA, OR FOR SPECIAL, INDIRECT, CONSEQUENTIAL, INCIDENTAL OR PUNITIVE DAMAGES HOWEVER CAUSED AND REGARDLESS OF THE THEORY OF LIABILITY ARISING OUT OF USE OR INABILITY TO USE THE LICENSED SOFTWARE, SERVICES OR MATERIALS PROVIDED UNDER THIS AGREEMENT, EVEN IF CANAL+ HAS BEEN ADVISED OF THE

POSSIBILITY OF SUCH DAMAGES. In no event shall CANAL+'s liability to Customer (whether in contract, tort (including negligence) or otherwise) exceed the license fees charged by CANAL+ for Licensed Software.

ARTICLE 10 - EXPORTING RESTRICTIONS

Customer shall not export the Licensed Software from the country of the Designated Site without prior written permission of CANAL+.

ARTICLE 11 - MISCELLANEOUS

11.1.If any term or provision of this Agreement is found to be invalid under any applicable statute or rule of law, then, that provision shall be severed herefrom and the rest of this Agreement shall remain in full force and effect.

11.2.This  Agreement   constitutes  and  expresses  the  entire   agreement  and
     understanding between the Parties and supersede all previous communications, representations or agreements, whether written or oral, with respect to the subject matter thereof.

11.3.This Agreement may not be modified, amended, rescinded, canceled or waived, in whole or part, except by a written instrument signed by authorized representatives of both Parties.

11.4.This Agreement is made under and shall be governed by and construed in accordance with the French law. In case of any disagreement that could not be settled on an amicable basis, first, the Courts of Paris, France (Tribunal de Grande Instance) shall have exclusive jurisdiction.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their duly authorized representatives, in two original copies, one for each Party.

CANAL+, S.A.                                         [CUSTOMER]

By:    Francois CARAYOL                    By: /s/
                                               --------------------------
Name:  /s/                                 Name: Dean R. Grewell III
       -------------------------------
Title: Chief Executive Officer             Title: President
       CANAL+ TECHNOLOGIES                 ISES Corporation

Date:  22 November 1999                    Date: November 2, 1999

                   EXHIBITS TO THE APPLICATION DEVELOPMENT KIT
                                LICENSE AGREEMENT

                               ===================

                                    EXHIBIT A
                           Description of deliverables


-    Designated Site(s):

                             ISES Corporation
                             2600 - 72nd Street
                             Suite C
                             Des Moines, IA 50322

                             ISES Corporation
                             263 Adelaide St. West
                             Suite 204
                             Toronto, Ontario M5H1Y3
                             Canada

-    Designated Equipment:

     o    Windows NT based PC

-    Deliverables:

     o    Philips/MediaOne Set Top Box

     o    Studio+ Hardware Key

==============================================================================================================
        Designation             "Hardware"               "Licensed Software"               Quantity

==============================================================================================================
                              Philips MediaOne Set        Studio+, Beta Version 2
                              Top Box
                              Studio+ Hardware
                              Key
--------------------------------------------------------------------------------------------------------------

                                    EXHIBIT B
                         Fees and financial arrangements


No Charge - Beta Test Version of Licensed Software and Hardware Deliverables to be returned at the conclusion of this project.

Licensed Software Support

A yearly 15% of the Total Price, payable in advance at the end of the warranty period and upon each anniversary date thereafter.

                         SOFTWARE DEVELOPMENT AGREEMENT


This Agreement, effective as of the date of the last signature hereto, is entered into between CANAL+ S.A., a French corporation hereby represented by CANAL+ U.S. Technologies, a division of CANAL+ U.S., having its office located at 20230 Stevens Creek Blvd., Cupertino, CA 95014, (CANAL+), and International Systems Entertainment Software, Inc. having an office located at 2600 72nd Street, Suite C, Des Moines, Iowa 50322 (ISES). ISES and CANAL+ may be referred to herein as a Party or Parties as the case may require.

WHEREAS, CANAL+ desires to use the software development capabilities of ISES to perform software development services, and

WHEREAS, ISES desires to and is capable of providing the software development services using the STUDIO+ tool licensed to ISES by CANAL+ under a separate agreement.

NOW THEREFORE, the parties agree as follows:

Section 1 - Definitions

As used in this Agreement, the following terms shall have the following meanings:

1.1 Development Services shall mean the development to CANAL+'s MEDIAHIGHWAY application development environment as well as other services provided to CANAL+ by ISES from time to time during the term of this Agreement. All such Development Services shall be further defined, in writing in the Statement of Work.

1.2 Statement of Work shall mean the written plan detailing the Development Services attached hereto as Exhibit B which shall be amended from time to time as additional Development Services are required.

1.3 Developed Software shall mean any software developed by ISES as outlined in the Statement of Work and its Amendments.

Section 2 - Development Program

2.1 ISES agrees to provide the necessary personnel, facilities and material, and will exert its best efforts to perform the Development Services in accordance with a Statement of Work and any Amendments thereto. Any Development Services will be performed within the time period specified in the Statement of Work and its Amendments. ISES will begin performing Development Services and will complete such Development Services within the time and monetary limitations specified in the applicable Statement of Work or Purchase Order, as the case may be. If in the course of performing Development Services, ISES determines that it will be unable to complete such Development Services within the time specified, ISES will notify CANAL+ of such determination in writing as soon as possible. The Statement of Work shall be activated upon the issuance of a Purchase Order by CANAL+.

2.2 Upon CANAL+'s request, and during normal business hours, a CANAL+ representative shall be permitted to visit ISES' facilities to review the progress of the development of the Development Services during the term of this Agreement.

2.3  Changes to the Statement of Work.

     2.3.1 CANAL+ may request changes to an existing Statement of Work during the course of the project. If such changes materially impact ISES schedules or require additional engineering effort or re-work, then the parties agree to negotiate terms for such additional work in good faith.

     2.3.2 Change requests shall be made in writing, supported with sufficient detail and require written approval of both parties.

2.4 Neither this Agreement nor any purchase order shall limit CANAL+'s right to perform itself or to select others to perform the same or similar services or work for any reason.

2.5 ISES shall not allow any employee or agent to perform any Development Services who has not signed a "Confidentiality and Non-Disclosure Agreement", attached hereto as Exhibit A.

Section 3 - Compensation

3.1 As full compensation for the work performed pursuant to this Agreement, and delivery of the Developed Software within the terms contained in Exhibit B, CANAL+ agrees to pay ISES such amounts specified in Exhibit B and CANAL+'s Purchase Orders for such Development Services as are actually performed by ISES and accepted by CANAL+.

3.2 On a monthly basis or within the payment terms contained in Exhibit B, ISES shall forward to CANAL+ a detailed invoice outlining time spent and the nature of the work performed. CANAL+ shall remit payment to the address first stated above.

3.3 ISES shall submit all invoices to CANAL+'s Procurement department at mutually agreed intervals, and CANAL+ shall pay ISES within thirty (30) days after receipt of invoices. All invoices and supporting documentation will be sent by ISES to CANAL+ at CANAL+ U.S. Technologies, 20230 Stevens Creek Blvd., Cupertino, CA 95014, Attn: Procurement department, with a copy to the individual named in 12.8 to receive notices on behalf of CANAL+.

3.4 ISES agrees to pay and to be solely responsible for all city, state, and/or federal unemployment insurance premiums, worker's compensation insurance premiums, income taxes, social security taxes, and any other employment-related taxes incurred as a result of the performance of Development Services by ISES, and to be responsible for all obligations, reports, and timely notifications relating to such matters. CANAL+ will have no obligation to pay or withhold any sums for such taxes or unemployment insurance on any amounts due ISES.

3.5 All costs and expenses, including specifically, but not limited to, travel and commuting expenses, which are incurred by ISES in connection with the performance of the Development Services shall be borne by ISES, except only such costs and expenses, if any, which CANAL+ has agreed in writing or in any Statement of Work to reimburse ISES.

3.6 Rates extended to CANAL+ hereunder shall not be more than the price to any other similarly situated customer of ISES and any percentage discount to CANAL+ hereunder shall not be less favorable to CANAL+ than the percentage discount granted to any other similarly situated customer of ISES.

3.7 [Confidential treatment has been requested for this portion of this Exhibit]

Section 4 - Acceptance

4.1 CANAL+'s acceptance of any Developed Software will be based upon CANAL+'s verification that the Developed Software meets the requirements outlined in a Statement of Work. Such acceptance by CANAL+ shall not be unreasonably withheld.

4.2 CANAL+ agrees to notify ISES, in writing, of its acceptance or rejection, as the case may be, of the Developed Software within Thirty (30) days following the delivery of the Developed Software outlined in the Statement of Work

4.3 If  CANAL+  rejects  any  Developed  Software  within  the time set forth in
Section 4.2 because of a defect or failure to meet the requirements outlined in the Statement of Work, then CANAL+ shall furnish a written statement describing the defect. ISES will then correct such defect, at its expense, as soon as best efforts will allow, but in any event not later than thirty (30) days after the receipt of CANAL+'s statement of a defect. ISES shall re-submit the corrected Developed Software to CANAL+ for acceptance. This process will be repeated until acceptance is reached, or until CANAL+ and ISES mutually agree on an alternate course of action.

4.4 In the absence of CANAL+'s  express  rejection  within the time set forth in section 4.2 above, the Developed Software shall be deemed to have been accepted by CANAL+.

Section 5 - Confidentiality

ISES agrees that, for the duration and scope of this Agreement, treatment of Confidential Information will governed by the Mutual Confidentiality and Non-Disclosure Agreement executed by CANAL+ and ISES, an executed copy of which is attached hereto as Exhibit A.

Section 6 - Intellectual Property

All right, title and interest in patents, copyrights and confidential information owned by ISES prior to commencement of the Development Services and used in the performance of this Agreement are and will remain the sole property of ISES. All right, title and interest in patents, copyrights and confidential information owned by CANAL+ prior to commencement of the Development Services and provided to ISES for performance under this Agreement are and shall remain the sole property of CANAL+. No licenses under any such intellectual property rights of either Party are implied unless otherwise expressly stated herein.

Section 7 - License

7.1 All right, title, and interest in the Developed Software shall belong to ISES. ISES shall be free to license such Developed Software to any operator licensed by CANAL+ under the MediaHighway technology. Such license shall be subject to payment of the fee in accordance with the terms of Section 3.7 above.

7.2 ISES hereby grants to CANAL+, a non-exclusive, royalty-free, world-wide right and license to copy, use, modify and internally distribute copies of the Developed Software for internal use and public demonstration. No rights of distribution outside of CANAL+, licensing or sublicensing are granted. Any modifications to the Developed Software made by CANAL+ remain the property of CANAL+.

7.3 Upon termination of this Agreement ISES agrees to promptly deliver to a proper CANAL+ representative all documents and other records which relate to the business activities of CANAL+, and all other materials and badges which belong to CANAL+, including any hardware platforms or software tools provided by CANAL+ to ISES.

Section 8 - Records and Access

ISES agrees to permit duly authorized representatives of CANAL+ at all reasonable times to inspect and have access to such books, records, and documentation in ISES' possession and control which directly relate to the performance of services for CANAL+, for the purpose of auditing and verifying the performance of or charges for services.

Section 9 - Term and Termination

9.1 Unless otherwise terminated as provided herein, this Agreement shall become effective as of the last signature affixed hereto and shall continue in full force and effect until terminated as provided herein.

9.2 CANAL+ has the right, upon giving thirty (30) days written notice, to terminate this Agreement at any time. If CANAL+ elects to terminate this Agreement, payment to ISES for work performed up to the date of receipt of notice, shall be for time actually worked through the date of receipt of any termination notice. ISES shall supply any partially completed work and/or completed work at that time and return all materials furnished by CANAL+ under this Agreement, including all Confidential Information. Following return of any such materials CANAL+ will make any outstanding payments due to ISES under the provisions of this Agreement.

9.3 This Agreement may be terminated, in whole or in part, at the option of the party having such right as provided herein, by written notice upon the happening of any of the following events stated below:

     9.3.1 Either party may terminate this Agreement if the other party becomes insolvent, admits in writing its inability to pay its debts as they mature, makes an assignment for the benefit of creditors, or if a petition under the Bankruptcy Act is filed by or against such other party.

     9.3.2 Either Party if that other Party fails substantially to perform any material covenant, obligation, representation or warranty and by it or to be performed hereunder provided, however, that no termination may be effected hereunder unless the terminating Party delivers to the other Party written notice informing the other Party of any alleged default. Termination is effective if such default is not cured within thirty (30) days after receipt of such notice.

Section 10 - Warranties/Indemnity/Limitation of Liability

10.1 ISES warrants that all materials provided to CANAL+: (i) shall comply with the requirements of pertinent specifications, drawings, and samples; (ii) shall perform substantially as described in the attached Statement of Work for 90 days after delivery, and (iii) will not infringe upon or violate any U.S. patent, copyright, trademark, trade secret or other proprietary right of ISES or a third party. ISES further warrants that all work will be performed by careful, efficient, and qualified workers, and in the best and most workmanlike manner, and that the work will conform to the applicable requirements and specifications. Materials not in conformity with these warranties may, (1) be promptly corrected or replaced, or if not practicable, (2) be returned for refund, less depreciation based on a 5-year straight line depreciation schedule or (3) be retained at an equitable discount. All returns, replacements, and corrections shall be at ISES' expense, including all labor, materials, installation, repair, service, transportation, and other charges. No replacement of defective or nonconforming materials returned to ISES shall be made unless specified by CANAL+ in writing. CANAL+ acknowledges that this paragraph sets forth CANAL+'s exclusive remedy, and ISES's exclusive liability, for any breach of warranty or other duty related to the quality of the Development Services.

10.2 ISES expressly warrants and represents that the Developed Software supplied to CANAL+ will be free from errors caused by the failure of such products to accurately process data that includes or references the year 2000 or greater.

Section 11 -  Indemnity

11.1 ISES agrees to defend at its expense any suits that may be brought against CANAL+ arising out of its internal use and/or demonstration of the Developed Software, and based upon a claim that the Developed Software furnished hereunder infringes a U.S. patent or copyright and to pay any costs and damages awarded in any such suit, provided that ISES is notified promptly in writing of the suit and, at ISES' request and at its expense, is given control of the suit and all requested reasonable assistance fore defense of same. If the use or sale of the Developed Software furnished hereunder is enjoined as a result of such suit, then ISES, at CANAL+'s option and at no expense to CANAL+, shall

     11.1.1 obtain for CANAL+ the right to use and demonstrate the Developed Software; or

     11.1.2 substitute equivalent software acceptable to CANAL+ and extend this indemnity thereto; or

     11.1.3 if Section 11.2.1 and 11.12.2 are not feasible, return to CANAL+ the monies paid to ISES under section 3, less depreciation based on a 5-year straight line depreciation schedule for the period that the Developed Software was not usable, and terminate this Agreement without further obligations on the part of ISES.

11.2  The  indemnity  in 11.1  does  not  extend  to any  suit  based  upon  any infringement or alleged infringement of any patent or copyright by the combination of the Developed Software furnished by ISES with other elements if such infringement would have been avoided by the use of the Developed Software alone, nor does it extend to any infringement directly caused by ISES' compliance with CANAL+'s specification, or any suit directly caused by modification of the Developed Software by CANAL+ pursuant to Section 7.2 . The foregoing states the entire liability of ISES for patent and copyright infringement.

11.3 Should such an action be the direct result of the use by ISES of specifications remitted by CANAL+, CANAL+ shall assist ISES in the defense of such suit, provided that CANAL+ is notified promptly in writing of the suit. The costs for such assistance shall not exceed the amount of the development costs paid by CANAL+ hereunder. The foregoing states the entire liability of CANAL+ for patent or copyright infringement.

11.4 EXCEPTING THE INDEMNITIES PROVIDED IN SECTIONS 11.1 AND 11.3, UNDER NO CIRCUMSTANCES, SHALL EITHER PARTY BE LIABLE FOR ANY SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES ARISING IN ANY WAY OUT OF THIS AGREEMENT HOWEVER CAUSED, (WHETHER ARISING UNDER A THEORY OF CONTRACT, TORT (INCLUDING NEGLIGENCE); OR OTHERWISE), INCLUDING, WITHOUT LIMITATION, DAMAGES FOR LOST PROFITS, LOSS OF DATA, OR COSTS OF PROCUREMENT OF SUBSTITUTE GOODS OR SERVICES.

Section 12 - General Provisions

12.1 Entire Agreement. This Agreement, including the Appendices attached hereto and made a part hereof, constitutes the entire understanding between the parties relating to the subject matter hereof. This Agreement supersedes and repeals all previous negotiations and/or understandings between the parties relating to the subject matter of this Agreement.

12.2 Modification. This Agreement may not be amended or modified in any respect unless approved in writing and signed by duly authorize officers of the respective parties.

12.3 Governing Law. This Agreement and its performance shall be governed by, subject to, and construed in accordance with the laws of the State of New York.

12.4 Export Provision. Each Party agrees that it will not in any form export, reexport, resell, ship, or divert or cause to be exported, reexported, resold, shipped or diverted, directly or indirectly, any product or technical data or software furnished hereunder, or the direct product of such technical data or software which the United States Government or any agency thereof at the time of export or reexport requires an export license or other governmental approval without first obtaining such license or approval.

12.5 Compliance with Law. Both parties agree to comply fully with all United States and any other relevant jurisdictions' laws, codes and regulation applicable to the business that each transacts, including, but not limited to export control, product labeling and marking. Any Party failing too comply with the terms of this provision agrees to indemnify and hold the other Party harmless for all resulting liability or damages.

12.6 Force Majeure. In the event that either Party is unable to perform any of its obligations or to enjoy any of its benefits because of natural disaster, actions of governmental bodies, the Party affected shall give immediate notice to the other party and shall do everything possible to resume performance. Delays in delivery caused by natural disaster, actions of governmental bodies not the fault of the affected Party shall automatically extend the delivery date for a period equal to the duration of that event.

12.7 Nondisclosure of Terms. Neither Party shall disclose any of the terms and conditions of this Agreement to any third party without the prior consent of the other Party.

12.8 Notice. Notice hereunder shall be deemed to have been sufficiently given when delivered in writing by certified mail return receipt requested by either Party to the other directed to:

CANAL+:                                 ISES:
Eric Miller                             Rick Grewell
CANAL+ U.S. Technologies                International Systems and
20230 Stevens Creek Blvd.               Entertainment Software, Inc
Cupertino, CA 95014                     2600 72nd Street, Suite C
                                        Des Moines, Iowa 50322

Either Party may change its address by a notice given to the other Party in the manner set forth above.

12.9 Security/Safety. Representatives and personnel of each Party, during the time they are present on the premises of the other Party, shall be subject to all rules and regulation prevailing on such premises. Each Party shall be responsible for the payment of all compensation and expenses, unless otherwise specified in this Agreement, of its respective representatives and personnel. None of the representatives or personnel of either Party shall be considered for any reason to be an employee of the other party.

12.10 Survival. The terms, provision, representations and warranties contained in Sections 5, 6, 7, 10, 11 and 12 shall survive expiration or termination of this Agreement.

12.11 Independent Contractors. The Parties acknowledge that their performance under this Agreement is as independent contractors and that neither party is authorized to act as the agent or representative of the other. Nothing contained herein, or done in pursuance of this Agreement shall constitute the Parties as entering upon a joint venture or shall constitute either Party hereto the agent for the other Party for any purpose or in any sense whatsoever.

12.12 Assignment. This Agreement may not be transferred or assigned, by operation of law or otherwise, by either Party without the prior written consent of the other Party.

12.13 Dispute Resolution. CANAL+ and ISES agree that they shall attempt to settle any claim or controversy arising out of this Agreement through consultation and negotiation in the spirit of mutual friendship and cooperation. If any such attempt should fail, then the dispute shall first be submitted to a mutually acceptable neutral advisor for initial fact finding and mediation. Neither party shall unreasonably withhold acceptance of such an advisor, and selection of such an advisor shall be made within forty-five (45) days after written notice by one of the parties for such fact finding and mediation. The cost of such fact finding and mediation, and of any other subsequent alternative dispute resolution agreed upon by the parties, shall be shared equally by CANAL+ and ISES. Any dispute which the parties cannot so resolve between themselves in good faith within


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


six (6) months of the date of the initial demand by either party for such fact finding shall be finally determined by a court within the state of New York .

12.14 Captions. All captions and descriptive headings used in this Agreement are for convenience of reference only and are not to be used in interpreting the obligations of the parties under this Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date of the last signature hereto.


CANAL+ , S.A.                          International Systems and
                                           Entertainment Software

By:  FRANCOIS CARYOL                    By: /s/
                                            --------------------------------
Name: /s/                               Name: DEAN R. GREWELL III
      ----------------------------
Title: CEO, CANAL+ TECHNOLOGIES         Title: PRESIDENT, ISES
                                               CORPORATION

Date:  22/11/99                         Date:    November 3, 1999



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